EXHIBIT 10.73

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (the “Agreement”) is made as of this 20th day of August, 2024 by and among Cell Source, Inc., a Delaware corporation (the “Company”), and David Zolty Investment ULC, a Canadian Unlimited Liability Corporation, Solomon Zolty Investment ULC, a Canadian Unlimited Liability Corporation, Honey Kamenetsky Investment ULC, a Canadian Unlimited Liability Corporation, Helen Samuel Investment ULC, a Canadian Unlimited Liability Corporation, and Phyllis Friedman Investment ULC, a Canadian Unlimited Liability Corporation (the “Buyer”).

WHEREAS, the Company wishes to issue and sell to Buyers and the Buyers wish to purchase from the Company a total of One Million Five Hundred Thousand (1,500,000) shares of the Company’s Common Stock, $.001 par value (the “Common Stock”);

NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement, and of other valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.	Purchase of Shares. The Company does hereby sell to each Buyer and each Buyer does hereby purchase from the Company the number of shares (the “Shares”) of the Company’s Common Stock set forth next to such Buyer’s name below for the purchase price set forth next to such Buyer’s name below (the “Purchase Price”).

Name of Buyer	No. of Shares	Purchase Price
David Zolty Investment ULC	187,500	$59,375
Solomon Zolty Investment ULC	187,500	$59,375
Honey Kamenetsky Investment ULC	187,500	$59,375
Helen Samuel Investment ULC	187,500	$59,375
Phyllis Friedman Investment ULC	750.000	$237,500

Contemporaneous with the execution and delivery of this Agreement, each Buyer is delivering by wire transfer of immediately available the applicable Purchase Price to the account set forth on Exhibit A hereto and the Company is instructing the transfer agent and registrar of its Common Stock to register the applicable number of Shares in each Buyer’s name in book entry form.

2.	Warrant. As an inducement to each Buyer to purchase the Shares, the Company, upon the execution and delivery of this Agreement shall issue to each Buyer a ten (10) year warrant to purchase the number of shares of the Company’s Common Stock (the “Warrant Shares”) set forth next to such Buyer’s name below at an exercise price of $0.35 per share.

Name of Buyer	No. of Warrant Shares
David Zolty Investment ULC	187,500
Solomon Zolty Investment ULC	187,500
Honey Kamenetsky Investment ULC	187,500
Helen Samuel Investment ULC	187,500
Phyllis Friedman Investment ULC	750.000

3.	Representations of the Company. The Company hereby represents and warrants to the Buyers as follows:

(a)	The Company is a corporation duly organized and validly existing and in good standing under the laws of the State of Nevada.

(b)	The Company has the full corporate power and authority to enter into this Agreement and to perform its obligations hereunder.

(c)	The Shares of Common Stock sold and issued to Buyer pursuant to this Agreement are duly authorized, validly issued and non-assessable.

(d)	When issued pursuant to the terms of the Warrant, the shares of Common Stock issuable upon the exercise of the Warrant (the “Warrant”) will be duly authorized, validly issued and non-assessable.

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4.	Representations of Buyer. Each Buyer hereby represents and warrants to the Company as follows:

(a)	The Shares and Warrant (collectively, the “Securities”) are being been acquired for investment and not with a view to the resale or distribution of such Shares. Such Shares are being acquired by the Buyer for its own account.

(b)	The Buyer understands that neither the Securities nor the Warrant Shares the Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on an exemption for private offerings. Because the Company has no obligation to effect such registration, the Buyer may have to continue to bear the economic risk of his investment in the Shares for an indefinite period.

(c)	The Buyer has relied only on the good faith information provided by the Company, has been given ample time and has had the opportunity to ask questions and has been given access to full and complete information regarding the Company. The Buyer has been provided access to all information requested by the Buyer.

(d)	The Buyer believes that an investment in the Company is suitable based upon the Buyer’s investment objectives and financial needs, and the Buyer has no need for liquidity of the investment contemplated by this Agreement.

(e)	The Buyer has the requisite knowledge to assess the relative merits and risks, is capable of interpreting financial statements, or has relied upon the advice of counsel, accountants and/or purchaser representative(s) with regard to tax aspects, risks and other considerations involved in the investment, and fully understands that the Buyer must look to the Buyer’s own advisors with respect to the tax consequences, risks and other considerations in connection with investing in the Company and consult with the Buyer’s own independent counsel or advisors regarding the tax consequences, risks and other considerations involved in the investment.

(f)	The Buyer is acquiring the Securities for long-term investment and not with a view toward resale, fractionalization or division or distribution thereof.

(g)	The Securities are being purchased by the Buyer in the Buyer’s name solely for the Buyer’s own beneficial interest and not as nominee for, or on behalf of, or for the beneficial interest of, or with the intention to transfer to, any other person, trust or organization.

(h)	The Buyer is aware that there are certain specific informational requirements which the Company must meet in connection with an offering to any person who is not an Accredited Investor (as defined in Rule 501), pursuant to Rule 501 of Regulation D of the rules and regulations of the Securities and Exchange Commission (“Rule 501”). There are no such specific informational requirements for offerings to Accredited Investors (as defined in Rule 501). The Company is making the offer and sale of the Securities to the Buyer in reliance on the representations by the Buyer that the Buyer is an Accredited Investor (as defined in Rule 501), and the Buyer so acknowledges and reaffirms that the Buyer is an Accredited Investor (as defined in Rule 501).

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(i)	The Buyer is willing and able to bear the economic risk and loss of an investment in the Company in an amount equal to the total purchase price of the Securities. In making this statement, consideration has been given to whether the Buyer could afford a complete loss of the Buyer’s investment.

5.	Governing Law. This Agreement and its validity, construction and performance shall be governed in all respects by the laws of the State of New York, without giving effect to principles of conflict of laws. Further, in the event that any dispute arises between the parties to this Agreement, unless otherwise set forth herein, such dispute shall be settled by a court of competent jurisdiction of the State of New York or the United States District Court for the Southern District of New York and the parties hereto agree to submit to the jurisdiction of the Courts of the State of New York or the United States District Court for the Southern District of New York.

6.	Severability. If any provisions of this Agreement or the application of any provision hereof to any person or circumstance is held invalid, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected unless the provision held invalid shall substantially impair the benefits of the remaining portions of this Agreement.

7.	Benefit of Parties, Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective personal representatives, heirs, successors and assigns. This Agreement may not be assigned by any party hereto except with the prior written consent of the other party hereto.

8.	Headings. The headings in the sections of this Agreement are inserted for convenience of reference only and shall not constitute a part hereof.

9.	Construction. As used in this Agreement, words in the singular shall be construed as including the plural and vice versa and words in one gender shall include all genders unless the context shall clearly require otherwise.

10.	Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused this Agreement to be executed by their duly authorized corporate officers as of the day and year first above written.

THE COMPANY

CELL SOURCE, INC.

By:	/s/ Itamar Shimrat
Name:	Itamar Shimrat
Title:	President

BUYERS:

DAVID ZOLTY INVESTMENT ULC

By:	/s/ David Zolty
Name:	David Zolty
Title:

SOLOMON ZOLTY INVESTMENT ULC

By:	/s/ Solomon Zolty
Name:	Solomon Zolty
Title:

HONEY KAMENETSKY INVESTMENT ULC

By:
Name:	Honey Kamenetsky
Title:

HELEN SAMUEL INVESTMENT ULC

By:	/s/ Helen Samuel
Name:	Helen Samuel
Title:

PHYLLIS FRIEDMAN INVESTMENT ULC

By:	/s/ Benzion Friedman
Name:	Benzion Friedman
Title:

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EXHIBIT A

WIRE INSTRUCTIONS

Bank: TD Bank

Address: 224 West 57th Street, New York, NY 10019

Account in name of: Cell Source, Inc.

Account address: 57 West 57th Street, Suite 400, New York, NY 10019

Account #: 4313121115

ABA#: 026013673

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